Southern Community Financial Reports
Second Quarter Profit As Credit Trends Continue To Improve

Winston-Salem, NC – (PR Newswire) 07/21/2011 – Southern Community Financial Corporation (NASDAQ: SCMF) (NASDAQ: SCMFO), announced today that it earned $511 thousand in the second quarter of 2011, equating to $0.03 per common share.  This is its first profit since the onset of the financial crisis in fourth quarter of 2008.

The Company’s second quarter results compare to a net loss of $488 thousand for the first quarter of 2011 and a net loss of $371 thousand a year ago.  Net income available to common shareholders increased to $0.03 per diluted share in the second quarter compared to net losses per common share of $0.03 and $0.02 for the first quarter 2011 and second quarter 2010, respectively.

For the first six months of 2011, Southern Community Financial reported net income available to common shareholders of $23 thousand as credit quality trends began to show marked improvement.  Nonperforming loans declined by 9% from the first quarter and the Bank’s delinquency rate on loans 30 to 89 days past due decreased by 65% year-over-year.  The Company saw an increase in non-interest income over the first quarter of 2011 and continued to effectively manage expenses downward on a linked quarter and year-over-year basis.

“It has been a challenging two years, but the positive trends we are experiencing now are reflective of the hard work and dedication of our employees,” said Chairman and CEO F. Scott Bauer.  “Our core business has remained strong and our customers have remained loyal.  Today, local deposits represent more than 70% of our funding, the highest in our history.

It’s gratifying to know that our reputation as a provider of excellent service has not diminished.  Our Board and the management team will continue to work through these challenging times and be prepared for the opportunities that lie ahead.  We remain well capitalized with all ratios exceeding regulatory requirements.”

Financial Highlights:

•	Net income available to common shareholders of $511 thousand, or $0.03 per diluted share;
•	Provision for loan losses of $3.7 million decreased $400 thousand compared to first quarter of 2011;
•	Year-to-date provision for loan losses of $7.8 million decreased $7.7 million, or 50%, year-over-year;
•	Nonperforming loans decreased 9% to $66.8 million, or 6.42% of loans, at June 30, 2011 from $73.7 million, or 6.80% of loans, at March 31, 2011;
•	Nonperforming assets decreased 7% to $89.8 million, or 5.75% of total assets, from $96.8 million, or 6.04% of total assets, at March 31, 2011;

•	Net charge-offs of $3.9 million, or 1.46% of average loans (annualized), down from $6.0 million, or 2.19% of average loans (annualized), in the first quarter of 2011; and
•	Allowance for loan losses decreased $153 thousand to $27.5 million, or 2.65% of total loans.

Asset Quality

Nonperforming loans decreased $6.9 million to $66.8 million, or 6.42% of total loans, at June 30, 2011 from $73.7 million, or 6.80% of total loans, at March 31, 2011.  Included in the $6.9 million net reduction in nonperforming loans is a $7.1 million formerly nonaccrual collateral dependent loan that was restored to an accruing status.  This was the result of consistent payment performance over a reasonable period of scheduled principal and interest payments.  For the six months ended June 30, 2011, $18.1 million in formerly nonaccrual collateral dependent loans were restored to an accruing status.  Loans delinquent 30-89 days sequentially increased by $934 thousand to $4.3 million at June 30, 2011; however, delinquencies showed significant improvement over the June 30, 2010 level of $9.7 million.  Foreclosed assets remained flat with the March 31, 2011 level as $4.0 million in sales of properties and writedowns of $303 thousand offset the new foreclosed asset additions during the second quarter of 2011.  Nonperforming assets decreased to $89.8 million, or 5.75% of total assets, at June 30, 2011 from $96.8 million, or 6.04% of total assets, at March 31, 2011.

The provision for loan losses of $3.7 million in the second quarter of 2011 decreased $400 thousand from $4.1 million in the first quarter of 2011.  The allowance for loan losses (ALLL) decreased $153 thousand to $27.5 million, or 2.65% of total loans, from $27.7 million, or 2.55% of total loans, at March 31, 2011.  Net charge-offs decreased sequentially to $3.9 million, or 1.46% of average loans on an annualized basis, from $6.0 million, or 2.19% of average loans on an annualized basis, for the first quarter of 2011.  The overall ALLL level remained relatively flat in dollar terms; however, its ratio to total loans increased sequentially to 2.65% at June 30, 2011 from 2.55% at March 31, 2011 primarily due to a $44.0 million decline in total loans, or 4%, during the second quarter of 2011.  As the overall ALLL level remained relatively flat during the second quarter of 2011, the specific allowance for impaired loans decreased by $748 thousand to $2.3 million on a linked quarter basis as the volume of impaired loans requiring a specific allowance decreased to $14.8 million at June 30, 2011 from $15.5 million at March 31, 2011.

Net Interest Income

Net interest income of $12.6 million in the second quarter of 2011 decreased $261 thousand, or 2%, compared to $12.8 million in the first quarter of 2011 as the average balance of interest earning assets declined $49.9 million, or 3%, on a linked quarter basis.  This decline in earning assets was driven by a $52.2 million sequential decrease in average loan balances, resulting from continued customer deleveraging, soft new loan demand and problem loan remediation.  The second quarter 2011 net interest margin of 3.43% improved by one basis point on a linked quarter basis due to the above mentioned $7.1 million loan reinstated to accrual status and the impact of continued downward repricing of deposits.  The impact of these positive factors was partially offset by the impact of the shift in earning asset mix caused by the decrease in loan balances.

On a year-over-year basis, net interest income decreased $862 thousand, or 6%, and the net interest margin decreased by three basis points from 3.46% in the second quarter of 2010.  This decrease in net interest income was due primarily to a $85.4 million decrease in the average balance of earning assets and the three basis point reduction in net interest spread attributable to the shift in the mix of earning assets as $64.2 million of this decrease was reinvested from loans to lower yielding investments and overnight funds.  The impact of the earning asset mix shift was partially offset by the favorable impact of the cost of deposits repricing downward.

Non-interest Income

Non-interest income increased by $631 thousand, or 22%, to $3.5 million during the second quarter of 2011 compared with the first quarter of 2011.  The sequential increase in non-interest income was attributable primarily to $786 thousand increase in the fair value of derivatives, a $132 thousand increase in investment brokerage fee income, a $93 thousand increase in service charge income and a $28 thousand increase in mortgage banking income.  A $524 thousand gain on sales of investment securities was included in noninterest income for the second quarter of 2011, which was a decrease of $420 thousand from the first quarter of 2011.

Compared to the second quarter of 2010, non-interest income decreased by $858 thousand, or 20%.  The comparative quarter decrease was primarily related to a $494 thousand decrease in gains on investment security sales, a $200 thousand decrease in Small Business Investment Company (SBIC) income, a $189 thousand decrease in investment brokerage fee income, a $138 thousand decrease in service charge income and a $68 thousand decrease in mortgage banking income.  These comparative quarter decreases were partially offset by a $219 thousand increase in the fair value of derivatives.

Non-interest Expenses

Non-interest expenses of $11.3 million during the second quarter of 2011 decreased $228 thousand, or 2%, on a linked quarter basis.  The sequential reduction in non-interest expenses was attributable to a decrease in writedowns on foreclosed properties of $306 thousand, a $201 thousand decrease in FDIC insurance premiums and a $178 thousand decrease in salaries and employee benefits.  Offsetting a portion of these sequential decreases were a $147 thousand increase in marketing expenses, a $128 thousand increase in professional services, a $76 thousand increase in occupancy expenses and a $63 thousand increase in other expenses related to foreclosed real estate (OREO expense).

Compared to the second quarter of 2010, non-interest expenses decreased $1.1 million or 9%.  This year-over-year decrease was due primarily to a $753 thousand decrease in salaries and employee benefits, a $543 thousand decrease in foreclosed asset related expenses ($285 thousand decrease in writedowns on foreclosed properties and $258 thousand decrease in OREO expense) and a $230 thousand decrease in buyer incentive expenses.  These were partially offset by year-over-year increases of $378 thousand in FDIC insurance premiums, $254 thousand in marketing expenses and $180 thousand in professional services.

Balance Sheet

As of June 30, 2011, total assets amounted to $1.56 billion, representing a decrease of $41.9 million, or 3%, compared to March 31, 2011.  Total assets decreased $98.1 million, or 6%, on a year-over-year basis.  The loan portfolio, excluding loans held for sale, decreased by $45.1 million, or 4%, sequentially, and decreased by $160.2 million, or 13%, since June 30, 2010 due to loan remediation activities and weak loan demand resulting from the prolonged economic downturn.  Total deposits of $1.25 billion at June 30, 2011 decreased $31.3 million, or 2%, sequentially due to an $32.4 million decrease in interest bearing deposits offset by a $1.1 million increase in demand deposits.

At June 30, 2011, stockholders’ equity of $94.7 million represented 6.07% of total assets.  Stockholders’ equity increased $2.9 million, or 3%, on a linked quarter basis due to net income of $1.1 million and an increase in unrealized gains on available for sale investment securities of $1.7 million.  The regulatory capital ratios at the Bank at June 30, 2011 were in excess of the levels required under the Consent Order with a Tier 1 leverage ratio of 8.48% and a total risk-based capital ratio of 12.87%.

Conference Call

Southern Community’s executive management team will host a conference call on July 22, 2011, at 9:30 am Eastern Time to discuss the quarter-end results.  The call can be accessed by dialing 1-800-860-2442 or 1-412-858-4600.  A replay of the conference call can be accessed until 9:00 am on August 4, 2011, by calling 1-877-344-7529 or 1-412-317-0088 and entering conference number 10002221.

About Southern Community Financial Corporation

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively.  Additional information about Southern Community is available on our website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to our plans, objectives, expectations, intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans or expectations contemplated by our Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan losses, the rates of loan growth or shrinkage, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third party relationships and revenues; (3) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in deposit rates, the net interest margin and funding sources; (6) changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry; and (7) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

For additional information:
F. Scott Bauer - Chairman/CEO
James Hastings, Executive Vice President/CFO
(336) 768-8500

Southern Community Financial Corporation
(Dollars in thousands except per share data)
(Unaudited)

	For the three months ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	June 30,
Income Statement	2011	2011	2010	2010	2010	2011	2010

Interest Income	$18,148	$18,699	$19,164	$20,049	$20,439	$36,847	$41,425
Interest Expense	5,578	5,868	6,759	6,773	7,007	11,446	14,746
Net Interest Income	12,570	12,831	12,405	13,276	13,432	25,401	26,679

Provision for Loan Losses	3,700	4,100	6,500	17,000	5,500	7,800	15,500

Net Interest Income (Loss) after Provision for Loan Losses	8,870	8,731	5,905	(3,724)	7,932	17,601	11,179

Non-Interest Income
Service charges and fees on deposit accounts	1,581	1,488	1,617	1,640	1,719	3,069	3,276
Income from mortgage banking activities	291	263	714	751	359	554	717
Investment brokerage and trust fees	320	188	306	424	509	508	744
SBIC income (loss) and management fees	123	122	6	126	323	245	499
Gain (Loss) on sale of investment securities	524	944	1,135	24	1,018	1,468	2,372
Gain (Loss) and net cash settlement on economic hedges	181	(605)	(79)	(384)	(38)	(424)	(69)
Other-than-temporary impairment	-	-	-	-	-	-	(186)
Other Income	514	503	501	479	502	1,017	992
Total Non-Interest Income	3,534	2,903	4,200	3,060	4,392	6,437	8,345

Non-Interest Expense
Salaries and employee benefits	4,568	4,746	5,103	5,033	5,321	9,314	10,790
Occupancy and equipment	1,860	1,784	1,778	1,839	1,895	3,644	3,811
FDIC deposit insurance	932	1,133	469	405	554	2,065	1,101
Foreclosed asset related	636	879	1,895	123	1,179	1,515	2,021
Other	3,259	2,941	3,363	3,584	3,384	6,200	6,453
Total Non-Interest Expense	11,255	11,483	12,608	10,984	12,333	22,738	24,176

Income (Loss) Before Taxes	1,149	151	(2,503)	(11,648)	(9)	1,300	(4,652)
Provision for Income Taxes	-	-	8,318	(3,698)	(270)	-	(302)

Net Income (Loss)	$1,149	$151	$(10,821)	$(7,950)	$261	$1,300	$(4,350)

Effective dividend on preferred stock	638	639	633	633	632	1,277	1,265

Net Income (loss) available to common shareholders	$511	$(488)	$(11,454)	$(8,583)	$(371)	$23	$(5,615)

Net Income (Loss) per Common Share
Basic	$0.03	$(0.03)	$(0.68)	$(0.51)	$(0.02)	$-	$(0.33)
Diluted	$0.03	$(0.03)	$(0.68)	$(0.51)	$(0.02)	$-	$(0.33)

Balance Sheet	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2011	2011	2010	2010	2010

Assets
Cash and due from Banks	$18,590	$28,096	$16,584	$44,612	$35,757
Federal Funds Sold and Overnight Deposits	46,380	34,615	49,587	1,646	1,358
Investment Securities	357,428	350,962	352,873	322,431	307,595
Federal Home Loan Bank Stock	7,879	8,750	8,750	9,092	9,794

Loans Held for Sale	1,624	597	5,991	7,161	6,582

Loans	1,038,349	1,083,468	1,130,076	1,183,753	1,198,565
Allowance for Loan Losses	(27,511)	(27,664)	(29,580)	(35,100)	(29,609)
Net Loans	1,010,838	1,055,804	1,100,496	1,148,653	1,168,956

Bank Premises and Equipment	39,360	39,878	40,550	40,718	41,535
Foreclosed Assets	23,022	23,060	17,314	19,385	18,781
Other Assets	56,865	62,118	61,253	69,088	69,757

Total Assets	$1,561,986	$1,603,880	$1,653,398	$1,662,786	$1,660,115

Liabilities and Stockholders' Equity
Deposits
Non-Interest Bearing	$127,485	$126,393	$110,114	$119,249	$123,573
Money market, savings and NOW	490,382	521,577	582,878	599,978	623,854
Time	630,021	631,240	655,427	598,383	545,420
Total Deposits	1,247,888	1,279,210	1,348,419	1,317,610	1,292,847

Borrowings	209,954	224,608	204,784	228,343	242,303
Accrued Expenses and Other Liabilities	9,404	8,208	7,854	7,739	7,981
Total Liabilities	1,467,246	1,512,026	1,561,057	1,553,692	1,543,131

Total Stockholders' Equity	94,740	91,854	92,341	109,094	116,984

Total Liabilities and Stockholders' Equity	$1,561,986	$1,603,880	$1,653,398	$1,662,786	$1,660,115

Tangible Book Value per Common Share	$3.12	$2.95	$2.99	$3.99	$4.46

	For the three months ended										Six Months Ended
	Jun 30,		Mar 31,		Dec 31,		Sep 30,		Jun 30,		Jun 30,		June 30,
	2011		2011		2010		2010		2010		2011		2010

Per Common Share Data:
Basic Earnings (loss) per Share	$0.03		$(0.03)		$(0.68)		$(0.51)		$(0.02)		$-		$(0.33)
Diluted Earnings (loss) per Share	$0.03		$(0.03)		$(0.68)		$(0.51)		$(0.02)		$-		$(0.33)
Tangible Book Value per Share	$3.12		$2.95		$2.99		$3.99		$4.46		$3.12		$4.46

Selected Performance Ratios:
Return on Average Assets (annualized) ROA	0.29%		0.04%		-2.55%		-1.91%		0.06%		0.16%		-0.52%
Return on Average Equity (annualized) ROE	5.00%		0.67%		-39.43%		-27.07%		0.90%		2.85%		-7.35%
Return on Tangible Equity (annualized)	5.03%		0.67%		-39.68%		-27.25%		0.90%		2.87%		-7.40%
Net Interest Margin	3.43%		3.42%		3.14%		3.39%		3.46%		3.42%		3.44%
Net Interest Spread	3.29%		3.30%		2.99%		3.20%		3.32%		3.29%		3.29%
Non-interest Income as a % of Revenue	21.94%		18.45%		25.29%		18.73%		24.64%		20.22%		23.83%
Non-interest Income as a % of Average Assets	0.90%		0.72%		0.99%		0.73%		1.04%		0.81%		0.99%
Non-interest Expense to Average Assets	2.85%		2.86%		2.97%		2.64%		2.93%		2.85%		2.88%
Efficiency Ratio	69.89%		72.98%		75.93%		67.24%		69.19%		71.42%		69.03%

Asset Quality:
Nonperforming Loans	$66,803		$73,741		$91,777		$98,709		$55,477		$66,803		$55,477
Nonperforming Assets	$89,825		$96,801		$109,091		$118,094		$74,258		$89,825		$74,258
Nonperforming Loans to Total Loans	6.42%		6.80%		8.08%		8.29%		4.60%		6.42%		4.63%
Nonperforming Assets to Total Assets	5.75%		6.04%		6.60%		7.10%		4.47%		5.75%		4.47%
Allowance for Loan Losses to Period-end Loans	2.65%		2.55%		2.60%		2.95%		2.46%		2.65%		2.46%
Allowance for Loan Losses to Nonperforming Loans (X)	0.41	X	0.38	X	0.32	X	0.36	X	0.53	X	0.41	X	0.53	X
Net Charge-offs to Average Loans (annualized)	1.46%		2.19%		4.10%		3.78%		3.95%		1.83%		2.58%

Capital Ratios:
Equity to Total Assets	6.07%		5.73%		5.58%		6.56%		7.05%		6.07%		7.05%
Tangible Common Equity to Total Tangible Assets (1)	3.36%		3.10%		3.04%		4.03%		4.52%		3.36%		4.52%

Average Balances:
Year to Date
Interest Earning Assets	$1,495,592		$1,520,664		$1,562,393		$1,561,504		$1,564,646
Total Assets	1,606,580		1,630,975		1,681,068		1,680,902		1,695,640
Total Loans	1,085,468		1,111,697		1,200,609		1,213,497		1,215,776
Equity	92,084		91,958		115,962		118,352		119,293
Interest Bearing Liabilities	1,377,769		1,407,978		1,436,443		1,435,705		1,451,099

Quarterly
Interest Earning Assets	$1,470,795		$1,520,664		$1,565,031		$1,555,323		$1,556,140
Total Assets	1,582,455		1,630,975		1,681,561		1,651,907		1,687,184
Total Loans	1,059,527		1,111,697		1,162,365		1,209,013		1,209,033
Equity	92,209		91,958		108,870		116,501		116,671
Interest Bearing Liabilities	1,347,893		1,407,978		1,438,633		1,405,419		1,442,655

Weighted Average Number of Shares Outstanding
Basic	16,835,724		16,824,008		16,812,380		16,812,625		16,814,378		16,829,898		16,810,357
Diluted	16,906,810		16,824,008		16,812,380		16,812,625		16,814,378		16,897,702		16,810,357
Period end outstanding shares	16,831,375		16,838,125		16,812,625		16,812,625		16,812,625		16,831,375		16,812,625

(1) - Tangible Common Equity to Total Tangible Assets is period-ending common equity less intangibles, divided by period-ending assets less intangibles.

Management provides the above non-GAAP measure, footnote (1) to provide readers with the impact of purchase accounting on this key financial ratio.